Exhibit 32

WRITTEN STATEMENT OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chairman of the Board, President and Chief Executive Officer, the Senior Vice President Accounting, Administration and Corporate Secretary, and the Chief Financial Officer of Washington Real Estate Investment Trust (“WRIT”), each hereby certifies on the date hereof, that:

(a)	the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of WRIT.

Dated: November 9, 2005	/s/ Edmund B. Cronin, Jr.
Edmund B. Cronin, Jr.
Chairman of the Board, President & CEO

Dated: November 9, 2005	/s/ Laura M. Franklin
Laura M. Franklin
Senior Vice President
Accounting, Administration and Corporate Secretary

Dated: November 9, 2005	/s/ Sara L. Grootwassink
Sara L. Grootwassink
Chief Financial Officer